UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

ZIMMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2012, the Board of Directors (the “Board”) of Zimmer Holdings, Inc. (the “Company”), upon the recommendation of the Corporate Governance Committee, increased the size of the Board from nine members to ten members and elected Gail K. Boudreaux to fill the resulting vacancy, with a term to expire at the Company’s 2013 annual meeting of stockholders. In addition, the Board appointed Ms. Boudreaux to the Compensation and Management Development Committee and the Corporate Governance Committee of the Board. There are no arrangements or understandings between Ms. Boudreaux and any other persons pursuant to which Ms. Boudreaux was appointed a director of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As a non-employee director, Ms. Boudreaux will participate in the non-employee director compensation arrangements described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2012. In addition, it is expected that she will execute the Company’s standard form of non-employee director indemnification agreement. The form of the indemnification agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2008 and is incorporated herein by reference.

A copy of the Company’s press release announcing the appointment of Ms. Boudreaux to the Board is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement with Non-Employee Directors and Officers (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed July 31, 2008)

99.1	Press Release, dated December 11, 2012, issued by the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2012

ZIMMER HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement with Non-Employee Directors and Officers (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed July 31, 2008)

99.1	Press Release, dated December 11, 2012, issued by the Registrant